Exhibit 99

Investor Contact Information:

     Anthony V. Cosentino

     419.785.3663

     Tony.Cosentino@YourStateBank.com

SB Financial Group, Inc. Announces Commencement of Common Stock Offering

Defiance, OH – February 5, 2018 – SB Financial Group, Inc. (NASDAQ:SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, and private client services, today announced that it has commenced an underwritten public offering of approximately $25 million of the Company’s common stock. The Company intends to grant the underwriters a 30-day option to purchase up to 15% of the Company’s common stock sold in the offering.

FIG Partners, LLC, is serving as the sole book-running manager for this offering.

The offering is being made pursuant to a prospectus supplement and prospectus filed as part of an effective shelf registration statement on Form S-3 (File No. 333-217206) filed with the U.S. Securities and Exchange Commission (the “SEC”). Prospective investors, including current shareholders interested in participating in the offering, should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. The Company intends to use the net proceeds generated by this offering to for general corporate purposes, which may include (a) capital contributions to our bank subsidiary to increase regulatory capital and/or (b) investments at the holding company level. These documents may be obtained at no charge from the SEC’s website at http://www.sec.gov, or from FIG Partners, LLC, 1475 Peachtree Street NE, Suite 800, Atlanta, GA 30309, by calling 1-404-601-7200.

This press release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (“State Bank”). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 20 banking centers; 19 in nine Ohio counties and one center in Fort Wayne, Indiana, and 24 full-service ATMs. The Company has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. SB Financial’s common stock is listed on the NASDAQ Capital Market under the symbol “SBFG”. SB Financial’s preferred stock is listed on the NASDAQ Capital Market under the symbol “SBFGP”.

In May 2017, SB Financial was ranked #145 on the American Banker Magazine’s list of Top 200 Publicly Traded Community Banks and Thrifts based on three-year average return on equity (“ROE”).

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the SEC. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.